SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    Form 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                           The Securities Act of 1934


Date of Report (Date of earliest event reported) November 21, 2003



                              ORALABS HOLDING CORP
                              --------------------
             (Exact name of registrant as specified in its charter)




        Colorado                   000-23039               14-1623047
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    (State or other               (Commission           (I.R.S. Employer
     jurisdiction                 File Number)          Identification No.)
    of incorporation)


              18685 East Plaza Drive, Parker Colorado                 80134
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              (Address of principal executive offices)              (Zip Code)


Registrant's telephone number, including area code     303-783-9499
                                                  ----------------------



               2901 South Tejon Street, Englewood, Colorado 80110
         --------------------------------------------------------------
         (Former name or former address, if changed since last report.)

Item 5.           OTHER EVENTS

     On November 24, 2003, OraLabs Holding Corp. (the "Company") issued a press release announcing that it received a notification letter from NASDAQ dated November 21, 2003, stating that the Company fails to comply with the $1.00 minimum bid price requirements for continued listing of the Company's common stock set forth in Marketplace Rule 4310(c)(4) (the "Bid Price Rule"), and that the Company's common stock is, therefore, subject to delisting from the NASDAQ SmallCap Market(TM). The Company will request a hearing before a NASDAQ Listing Qualifications Panel to review the Staff determination. The Company has scheduled a special meeting of its stockholders for December 15, 2003 for the purpose of acting upon a reverse stock split proposed by the Board of Directors. However, even if the reverse split is approved and given effect, there can be no assurance that the Listing Panel will grant the Company's request for continued listing.

         A copy of the press release is attached hereto as Exhibit No. 99.1.

Item 7.     FINANCIAL STATEMENTS AND EXHIBITS

            (c) Exhibit 99.1 Press Release dated November 24, 2003, is filed herewith.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                          ORALABS HOLDINGS CORP



                                          By: /s/ Gary H. Schlatter
                                             -----------------------------------
                                                  Gary H. Schlatter, President

Dated: November 24, 2003

                                  EXHIBIT INDEX


Exhibit No.      Description
-----------      -----------
   99.1          Press Release issued by the Registrant dated November 24, 2003.